          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                     TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.13

                                                             As of March 8, 1999

COMPANIA PANAMENA DE AVIACION, S.A.
Avenida Justo Arosema 7 Calle 39
Aptdo. 1572
Panama 1
REPUBLIC OF PANAMA

          Re: Letter Agreement No. 2 to Aircraft Lease Agreement dated as of November 18, 1998 between Aviation Financial Services Inc., Lessor, and Compania Panamena de Aviacion, S.A., Lessee - Correction to Exhibit C (Basic Rent)

Gentlemen:

          Reference is made to that certain Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease") between Aviation Financial Services Inc., as lessor ("Lessor"), and Compania Panamena de Aviacion, S.A., as lessee ("Lessee"), for the lease of one new Boeing Model 737-700 commercial aircraft bearing manufacturer's serial number 30049 (the "Aircraft"). Terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

          Each Party hereby agrees that such Party shall preserve the confidentiality of the information set forth in this Letter Agreement No. 2, and shall not disclose such information to any other Person, without obtaining the prior written consent of the other Party; provided, however, such Person may disclose such information (i) to its attorneys and auditors and (ii) to the extent required by applicable law; provided, further that Lessor shall not be required to seek such consent of Lessee following the occurrence and during the continuance of an Event of Default.

          Lessor and Lessee have determined that the definition of Basic Rent as set forth in Exhibit C (the longer, non-public version) to the Lease contains an error in that the middle rental period is stated as being 24 months, whereas in fact the Parties had agreed to a middle rental period of 12 months as evidenced in their letter of intent dated September 8, 1998. Lessor and Lessee now wish to correct that error. Accordingly, the definition of Basic Rent set forth in said Exhibit C of the Lease is amended in its entirety to read:

          "BASIC RENT: The Basic Rent payable during the Basic Term shall be payable in sixty (60) consecutive monthly installments, in advance on each Basic Rent Payment Date, with each such installment equal to: (a) **Material Redacted** for the first twenty four monthly installments,
          (b) **Material Redacted** for the next twelve monthly installments, and (c) **Material Redacted** for the last twenty four monthly installments."

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Except as expressly provided herein, Lessor and Lessee acknowledge that nothing contained in this Letter Agreement No. 2 is intended to discharge, amend or otherwise modify their obligations under the Lease. The Lease is hereby ratified and confirmed, but only as amended hereby, in all respects.

          This Letter Agreement No. 2 has been duly authorized, executed and delivered by each of Lessor and Lessee and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject to principles of equity. This Letter Agreement No. 2 shall be governed by the Laws of the State of New York.